Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Steven K. Young, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 22nd day of August, 2013.

DUKE ENERGY CORPORATION

(Registrant)

By:	/s/ Lynn J. Good
Name:	Lynn J. Good
Title:	President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Alison D. Ford
Alison D. Ford
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and Chairman

/s/ Lynn J. Good Lynn J. Good	Director, Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)

Steven K. Young	Executive Vice President, Chief Financial Officer, Chief Accounting Officers and Controller (Principal Financial Officer and Principal Accounting Officer)

/s/ William Barnet, III William Barnet, III	Director

/s/ G. Alex Bernhardt, Sr. G. Alex Bernhardt, Sr.	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Harris E. DeLoach, Jr. Harris E. DeLoach, Jr.	Director

/s/ Daniel R. DiMicco Daniel R. DiMicco	Director

/s/ John H. Forsgren John H. Forsgren	Director

/s/ Ann M. Gray Ann M. Gray	Lead Director

/s/ James H. Hance, Jr. James H. Hance, Jr.	Director

/s/ John T. Herron John T. Herron	Director

/s/ James B. Hyler, Jr. James B. Hyler, Jr.	Director

/s/ E. Marie McKee E. Marie McKee	Director

/s/ E. James Reinsch E. James Reinsch	Director

/s/ James T. Rhodes James T. Rhodes	Director

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director

/s/ Philip R. Sharp Philip R. Sharp	Director